Exhibit 4(c)
                          [FORM OF FACE OF DEBENTURE]

No.
                             RALSTON PURINA COMPANY

                                % Debenture Due

     Ralston Purina Company,  a Missouri corporation  (the "Issuer"), for  value
received, hereby promises to  pay to                 or registered assigns,  the
principal sum of              Dollars on                 , and to pay  interest,
semiannually  on                and               of   each   year,   commencing
                  ,      , on said principal sum at the office or agency of  the
Issuer in                 ,  in such coin  or currency of  the United States  of
America as at the time of payment shall be legal tender for the payment of public and private debts, at the rate per annum specified in the title of this
Debenture, from the              or the             , as the  case may be,  next
preceding the date of this Debenture to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Debenture, or unless no interest has been paid on these Debentures,
in which case from              , until payment of  said principal sum has  been
made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register. [Notwithstanding
the foregoing,  if the  date hereof  is  after the        day of              or
             , as the  case may be,  and before the  following                or
             , this Debenture shall bear interest  due from such              or
           ; provided, that  if the  Issuer  shall default  in  the payment  of
interest due on such            or             , then this Debenture shall  bear
interest from the next preceding          or         to which interest has  been
paid or, if  no interest has  been paid on  these Debentures, from            .]
The interest so payable on any           or            will, subject to  certain
exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture is registered at the close of
business on the          or          , as the case  may be, next preceding  such
           or             .

     Reference is made to the further provisions of this Debenture set forth  on
the reverse hereof.   Such further  provisions shall for  all purposes have  the same effect as though fully set forth at this place.

     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, Ralston Purina Company has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

     Dated:
                              RALSTON PURINA COMPANY


                              By:


                              By:



               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                    The First National Bank of Chicago,
                                as Trustee


                              By:
                                 Authorized Officer



                         [FORM OF REVERSE OF DEBENTURE]

                             Ralston Purina Company

                                % Debenture Due

     This Debenture is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of May 26, 1995 (herein called the "Indenture"), duly executed and delivered by the Issuer to The First National Bank of Chicago, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the % Debentures
Due             of  the  Issuer,  limited  in  aggregate  principal  amount   to
$            .
     In case an  Event of  Default with respect  to the        % Debentures  Due
          , as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Securities are subject to the provisions of the Indenture relating to defeasance of the entire indebtedness represented by the Securities.

     The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than 50% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (treated as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the
Holders of the Securities of each such series; provided, that no such supplemental indenture shall, without the consent of the Holder of each Security affected (i) change the final maturity of the principal of, or installment of interest, if any, on any Security, or reduce the principal amount thereof or the interest thereon or any amount payable upon redemption thereof, or change the maturity of or reduce the amount of any payment to be made with respect to any Coupon, or change the currency or currencies in which the principal of or interest on such Security is denominated or payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Security, or impair the right to institute suit for the enforcement of any payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date); or (ii) reduce the percentage in principal amount of the outstanding Securities or any series, the consent of the Holders of which is required for any supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of, if any, or interest on any of the Securities or to the payment of any sinking fund installment. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Debenture in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

     The  Debentures  are  issuable  in  registered  form  without  coupons   in
denominations of $       and any multiple of $           at the office or agency
of the Issuer in            , and in  the manner and subject to the  limitations
provided in the Indenture, but without the payment of any service charge, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.
     The Debentures may be redeemed at the option of the Issuer, as a whole,  or
from time to  time in  part, on  any date  after                   and prior  to
maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Debentures at their last registered addresses, all as further provided in the Indenture, at the following optional redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:

     If redeemed during the twelve-month period beginning

     Year           Percentage          Year           Percentage




[provided, however, that no such optional redemption may be effected prior to directly or indirectly from or in anticipation of moneys borrowed by or for the account of the Issuer at an interest cost (calculated in accordance with
generally accepted financial practice) of less than    % per annum.]

     [The Debentures are also  subject to redemption,  through the operation  of
the sinking  fund  as herein  provided  on             and  on  each
thereafter to and including on notice as set forth above and at 100% of the principal amount thereof (the sinking fund redemption price), together with accrued interest to the date fixed for redemption.

     As and for a sinking fund for the retirement of the Debentures and so long as any of the Debentures remain outstanding and unpaid, the Issuer will pay to the Trustee in cash (subject to the right to deliver certain Debentures in
credit therefor as  in the  Indenture provided), on  or before        and on  or
before            in each year thereafter to and including            an  amount
sufficient to redeem  $           principal amount  of the  Debentures (or  such
lesser amount equal to the principal amount then Outstanding) at the sinking fund redemption price.

     At its option the Issuer may pay into the sinking fund for the retirement of Debentures, in cash except as provided in the Indenture, on or before
            and on or before            in each year thereafter to and including
              , an amount sufficient to redeem an additional principal amount of
Debentures up to  but not to  exceed $          at  the sinking fund  redemption
price. To the extent that the right to such optional sinking fund payment is not exercised in any year, it shall not be cumulative or carried forward to any subsequent year.]

     Upon due presentment for registration of transfer of this Debenture at  the
office or  agency  of  the  Issuer  in                  ,  a  new  Debenture  or
Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     The Indenture with respect to any series will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities of such series or upon the deposit with the Trustee of funds or U.S. Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article Ten of the Indenture.

     Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.